                                                                                                              EXHIBIT 11
                                    GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                                         COMPUTATION OF PER SHARE DATA

                                                                            Three Months Ended       Six Months Ended
                                                                                  June 30,               June 30,
                                                                          ----------------------  ----------------------
                                                                             1995        1994        1995        1994
                                                                          ----------  ----------  ----------  ----------
Net earnings                                                              $2,152,000  $2,957,000  $2,299,000
$4,369,000
                                                                          ==========  ==========  ==========
==========
Weighted average number of shares outstanding during the period           11,516,074  12,173,306
11,662,510  12,182,984
                                                                          ==========  ==========  ==========
==========
Earnings per common share                                                 $     0.19  $     0.24  $     0.20  $     0.36
                                                                          ==========  ==========  ==========
==========
Additional Primary Computation:
- -------------------------------
Net earnings                                                              $2,152,000  $2,957,000  $2,299,000
$4,369,000
                                                                          ==========  ==========  ==========
==========
Additional adjustment to weighted average number of shares outstanding:

   Weighted average number of shares outstanding above                    11,516,074  12,173,306
11,662,510  12,182,984

   Add - dilutive effect of outstanding options (a)                           22,373      30,759      22,475
43,286
                                                                          ----------  ----------  ----------  ----------
Weighted average number of shares outstanding as adjusted                 11,538,447  12,204,065
11,684,985  12,226,270
                                                                          ==========  ==========  ==========
==========
Earnings per common share (b)                                             $     0.19  $     0.24  $     0.20  $
0.36
                                                                          ==========  ==========  ==========
==========
Fully Diluted Computation:
- --------------------------
Net earnings                                                              $2,152,000  $2,957,000  $2,299,000
$4,369,000
                                                                          ==========  ==========  ==========
==========
Additional adjustment to weighted average number of shares outstanding:

   Weighted average number of shares outstanding above                    11,516,074  12,173,306
11,662,510  12,182,984

   Add - dilutive effect of outstanding options (a)                           28,526      30,759      28,526
43,275
                                                                          ----------  ----------  ----------  ----------
Weighted average number of shares outstanding as adjusted                 11,544,600  12,204,065
11,691,036  12,226,259
                                                                          ==========  ==========  ==========
==========
Earnings per common share (b)                                             $     0.19  $     0.24  $     0.20  $
0.36
                                                                          ==========  ==========  ==========
==========

(a) As determined by the application of the treasury stock method.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required per note 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.